Exhibit 21

LIST OF SUBSIDIARIES


	Name	  				                     State Of Incorporation		    Trade Names


Kenneth O. Lester Company, Inc.			     Tennessee

Caro Foods, Inc.					                  Louisiana

    KMB Produce, Inc.		                Texa             KMB Produce
                                                        Fresh Advantage
                                                        Prime Source

    Southland Distribution
		            System, Inc.			          Louisiana


Hale Brothers/Summit, Inc.			          Tennessee		       Hale Brothers

Pocahontas Foods, USA, Inc.			         Virginia				      Pocahontas USA

    T & S Transportation of
		           Richmond, Inc.			         Virginia 			      T & S Transportation

Milton's Foodservice, Inc.				         Georgia

Performance Food Group of
              Texas, Inc.		            Texas			  		       PFG of Texas

PFG Holding, Inc.				                  Florida

W. J. Powell Company, Inc		           	Georgia

AFI Food Service Distributors, Inc.			 New Jersey
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